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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the reference of our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, 33-56107) and related Prospectus of Intel Corporation pertaining to Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock, Third Party Warrants, Warrants to Purchase Debt Securities, Foreign Currency Exchange Warrants, Stock Index Warrants, Other Warrants and Guarantees of Debt Securities of Intel Overseas Corporation, and Intel Overseas Corporation pertaining to Debt Securities and to the incorporation by reference therein of our report dated January 16, 1995 with respect to the consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP


San Jose, California
April 17, 1995